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                                                                   EXHIBIT 10.16

                              AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT
                              (Net2000 Subsidiary)

        THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT ("Agreement") dated as of July 30, 1999, is by and between _______________________, a Delaware corporation ("Debtor"), whose address is c/o ______________________________, and whose Tax I.D. No. is _______________, and NORTEL NETWORKS INC. (f/k/a Northern Telecom Inc.), a Delaware corporation ("Secured Party"), as Administrative Agent for the "Lenders", as that term is defined below, whose address is 2221 Lakeside Blvd., Richardson, Texas 75082.

                                R E C I T A L S:

        A. Subject to the terms of that certain Credit Agreement dated as of November 2, 1998, among Net2000 Communications Group, Inc. ("Borrower"), certain of the Lenders and Administrative Agent (the "Original Credit Agreement"), certain of the Lenders extended certain credit facilities to Borrower. As a condition to the effectiveness of the Original Credit Agreement, Debtor executed and delivered that certain Pledge and Security Agreement dated as of November 2, 1998 (the "Original Security Agreement") pursuant to which Debtor granted Liens on Debtor's assets and properties to secure payment and performance of the "Obligations" as such term is defined in the Original Credit Agreement.

        B. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 30, 1999, among Borrower, the lenders named therein (together with their successors and assigns, the "Lenders") and Administrative Agent (as the same may be amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Original Credit Agreement is, concurrently herewith, being amended and restated. In connection therewith and concurrently herewith, Borrower is, inter alia, executing and delivering that certain Promissory Note dated July 30, 1999, in the original principal amount of $75,000,000 payable to the order of Nortel Networks Inc. (such promissory note, as amended, renewed, extended, restated, replaced, substituted, supplemented or otherwise modified from time to time, the "Note"; the Credit Agreement, the Note and the other Loan Documents (as such terms are defined in the Credit Agreement), including, without limitation, any and all security agreements, pledge agreements, assignments, guaranties, licenses, lien waivers, collection account agreements and other agreements, documents, instruments and certificates now or hereafter executed and/or delivered in connection therewith, and any and all amendments, modifications, renewals, extensions, restatements and/or supplements thereto from time to time, are hereinafter collectively called the "Loan Documents").

        C. Debtor has directly and indirectly benefitted and will directly and indirectly benefit from the Loans evidenced and governed by the Credit Agreement and the other transactions evidenced by and contemplated in the Loan Documents (as defined in the Credit Agreement), and

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the execution and delivery of this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of Debtor.

        D. The execution and delivery of this Agreement is required by the terms of the Credit Agreement and is a condition to the availability of the Loans to Borrower pursuant to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans under the Credit Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

        Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

               "Account" means any "account", as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all rights of Debtor to payment for goods sold or leased, services rendered or the license of Intellectual Property, whether or not earned by performance;
        (b) all accounts receivable of Debtor; (c) all rights of Debtor to receive any payment of money or other form of consideration; (d) all security pledged, assigned or granted to or held by Debtor to secure any of the foregoing; (e) all guaranties of, or indemnifications with respect to, any of the foregoing; (f) all rights of Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale; and (g) all rights to brokerage commissions.

               "Borrower" means Net2000 Communications Group, Inc., a Delaware corporation, with its chief executive office located at 8614 Westwood Center Drive, Suite 700, Vienna, Virginia 22182, and whose tax identification number is 51-0384992.

               "Broker" means any "broker," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

               "Capital Stock" means corporate stock and any and all securities, shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a

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        partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock.

               "Chattel Paper" means any "chattel paper," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor.

               "Clearing Corporation" means any "clearing corporation," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any (a) Person that is registered as a "clearing agency" under the federal securities laws, (b) federal reserve bank, or (c) other Person that provides clearance or settlement services with respect to Financial Assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including, without limitation, promulgation of rules, are subject to regulation by a federal or state governmental authority.

               "Collateral" has the meaning specified in Section 2.1.

               "Commodity Account" means any "commodity account," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all accounts maintained by a Commodity Intermediary in which a Commodity Contract is carried for Debtor.

               "Commodity Contract" means any "commodity contract," as such term is defined in Article or Chapter 9 of the UCC, and includes, without limitation, a commodity futures contract, a commodity option, or other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws, or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

               "Commodity Customer" means any "commodity customer" as such term is defined in Article or Chapter 9 of the UCC, and includes, without limitation, any Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

               "Commodity Intermediary" means any "commodity intermediary," as such term is defined in Article or Chapter 9 of the UCC, including, without limitation, (a) a Person who is registered as a futures commission merchant under the federal commodities laws, or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to the federal commodities laws.

               "Copyright License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Copyright including, without limitation, the agreements identified on Schedule 3.

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               "Copyright Security Agreement" means a copyright security
        agreement, executed and delivered by Debtor to Secured Party, substantially in the form of Exhibit A, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Copyrights" means all of the following: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of Debtor, including, without limitation, those set forth on Schedule 3; (b) all renewals, extensions and modifications thereof;
        (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by Debtor.

               "Deposit Accounts" means any and all deposit accounts (including cash collateral accounts), bank accounts or investment accounts now owned or hereafter acquired or opened by Debtor, including, without limitation, those set forth on Schedule 7, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments, certificates, checks, drafts, wire transfer receipts and other property deposited therein and all balances therein and all investments made with funds deposited therein or otherwise held in connection therewith, including, without limitation, indebtedness (howsoever evidenced) and/or securities issued or guaranteed by the government of the U.S., certificates of deposit and all contract rights, General Intangibles, contracts, Instruments, Investment Property, Security Entitlements, Financial Assets, Commodity Contracts and other Documents now or hereafter existing with respect thereto, including, but not limited to, any and all renewals, extensions, reissuances and replacements and substitutions therefor with all earnings, profits or other Proceeds therefrom in the form of interest or otherwise, from time to time representing, evidencing, deposited into or held in the Deposit Accounts.

               "Document" means any "document," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

               "Entitlement Holder" means any "entitlement holder", as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary, including, without limitation, any Person who acquires a security entitlement under Article or Chapter 8 of the UCC.

               "Equipment" means any "equipment," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, fixtures, trade fixtures, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever

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        located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

               "Financial Asset" means any "financial asset," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any (a) Security, (b) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article or Chapter 8 of the UCC.

               "General Intangibles" means any "general intangibles," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor's service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of Debtor's books and records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes, management information systems and all rights of Debtor to retrieve data and other information from third parties; (c) all of Debtor's contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit (including, without limitation, all contracts relating to the construction or operation of the Network, including rights of way, easements, leases and all related contracts); (d) all rights of Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of Debtor; (f) all choses in action and causes of action of Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor; (g) all rights and claims of Debtor under warranties and indemnities; and (h) all rights of Debtor under any insurance, surety or similar contract or arrangement.

               "Guarantee" by any Person means any indebtedness, liability or obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb

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        has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined.

               "Instrument" means any "instrument," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of Debtor, whether now owned or hereafter acquired.

               "Intellectual Property" means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

               "Inventory" means any "inventory," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all goods and other personal property of Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of Debtor; (c) all wrapping, packaging, advertising and shipping materials of Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by Debtor; and (e) all Documents evidencing any of the foregoing.

               "Investment Property" means any "investment property," as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) the Securities Accounts and other Investment Property described on Schedule 5; (b) any Security or Capital Stock, whether certificated or uncertificated; (c) any Security Entitlement;
        (d) any Commodity Contract; and (e) any Commodity Account.

               "Issuer" means any "issuer," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Person that, with respect to an obligation on or a defense to a Security, (a) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent or the like, to evidence a share, participation or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate; (b) creates a share, participation or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security; (c) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate; or (d) becomes responsible for, or in the place of, another Issuer.

               "License" means any permit, certificate, approval, order, license or other authorization, including, without limitation, any FCC License.


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               "Network" means Borrower's long-distance telecommunications network.

               "Obligations" means the "Obligations," as such term is defined in the Credit Agreement, and the obligations, indebtedness and liabilities of Debtor under this Agreement and any other Loan Document to which Debtor may be a party.

               "Patent License" means any written agreement now or hereafter in existence granting to Debtor any right to use any invention on which a Patent is in existence including, without limitation, the agreements described on Schedule 3.

               "Patent Security Agreement" means a patent security agreement executed and delivered by Debtor to Secured Party, substantially in the form of Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Patents" means all of the following: (a) all patents, patent applications and patentable inventions of Debtor, including, without limitation, those set forth on Schedule 3, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing; in each case, whether now owned or hereafter acquired by Debtor.

               "Pledged Collateral" has the meaning specified in Section 4.16(b)
        (i).

               "Pledged Shares" means all Capital Stock now or hereafter owned by Debtor, including, without limitation, the shares of Capital Stock described on Schedule 4.

               "Proceeds" means any "proceeds," as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Securities Account" means any "securities account," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any account to which a Financial Asset is or may be credited in accordance with an agreement


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        under which the Person maintaining the account undertakes to treat the
        Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

               "Securities Intermediary" means any "securities intermediary," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any (a) Clearing Corporation, or (b) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

               "Security" means any "security," as such term is defined in Article or Chapter 8 of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation or other interest in an Issuer or in property or an enterprise of an Issuer (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer, (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c) which (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets, or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article or Chapter 8 of the UCC.

               "Security Certificate" means any "security certificate," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any certificate representing a Security.

               "Security Entitlement" means any "security entitlement," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any of the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

               "Trademark License" means any written agreement now or hereafter in existence granting to Debtor any right to use any Trademark, including, without limitation, the agreements identified on Schedule 3.

               "Trademark Security Agreement" means a trademark security agreement executed and delivered by Debtor to Secured Party, substantially in the form of Exhibit C, as such agreement may be amended, supplemented or otherwise modified from time to time.

               "Trademarks" means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the U.S., any state thereof or any other country or any political subdivision thereof, including, without


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        limitation, those described in Schedule 3; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (e) the right to sue for past, present and future infringements of any of the foregoing; (f) all rights corresponding to any of the foregoing throughout the world; and (g) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by Debtor.

               "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

               "Uncertificated Security" means any "uncertificated security," as such term is defined in Article or Chapter 8 of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

        Section 1.2 Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located.

                                    ARTICLE 2

                                Security Interest

        Section 2.1 Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), Debtor hereby pledges and assigns (as collateral) to Secured Party, and grants to Secured Party a continuing lien on and security interest in, all of Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

        (a)    all Accounts;

        (b)    all Chattel Paper;


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        (c)    all Instruments;

        (d)    all General Intangibles;

        (e)    all Documents;

        (f) all Equipment (including, without limitation, Equipment at the locations set forth on Schedule 1 hereto);

        (g) all Inventory (including, without limitation, Inventory at the locations set forth on Schedule 1 hereto);

        (h)    all Intellectual Property;

        (i) all Investment Property, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such Investment Property;

        (j)    all Deposit Accounts;

        (k) the Pledged Shares and the certificates representing the Pledged Shares, all additional Capital Stock of the Subsidiaries of Debtor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares or such additional Capital Stock, and all rights, interests and other property, including, without limitation, General Intangibles, relating to any or all of the Pledged Shares, such additional Capital Stock and such dividends, cash, instruments and other property;

        (l) all indebtedness from time to time owed to Debtor by its Subsidiaries and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness;

        (m) all proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all liens, security, rights, remedies and claims of Debtor with respect thereto;

        (n) all other goods and personal property of Debtor of any kind or character, whether tangible or intangible, including, without limitation, any and all rights in and claims under insurance policies, judgments and rights thereunder, and tort claims; and

        (o)    all Proceeds and products of any or all of the foregoing.

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        Section 2.2 Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) Secured Party shall not have any indebtedness, liability or obligation under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        Section 2.3 Delivery of Collateral. All certificates or instruments representing or evidencing the Pledged Shares, any Instruments or Chattel Paper or any other Collateral including, without limitation, any Investment Property, promptly upon Debtor gaining any rights therein, shall be delivered to and held by or on behalf of Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. After the occurrence and during the continuation of a Default or an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

                                    ARTICLE 3

                         Representations and Warranties

        To induce Secured Party and the Lenders to enter into this Agreement and the other Loan Documents, Debtor represents and warrants that:

        Section 3.1 Title. Debtor is, and with respect to Collateral acquired after the date hereof Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for Permitted Liens and Liens in favor of Secured Party.

        Section 3.2 Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Account, Debtor shall be deemed to have represented and warranted to Secured Party as to each of its Accounts that (a) each Account is genuine and in all respects what it purports to be, (b) each Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor, (c) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, the amount of each Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) except for defenses and business disputes arising in the ordinary course of business which in the aggregate are not material, no Account is subject to any offset, counterclaim or other defense.

        Section 3.3 Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party pursuant to this Agreement and except for financing statements evidencing Permitted Liens. Except as otherwise disclosed on Schedule 6 hereto, Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

        Section 3.4 Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor shown at the beginning of this Agreement.

        Section 3.5 Location of Collateral. All Inventory (except Inventory in transit) and Equipment (other than vehicles) of Debtor is located at the places specified on Schedule 1 hereto. If any such location is leased by Debtor, the name and address of the landlord leasing such location is identified on Schedule 1 hereto. All Equipment consisting of switches, passport equipment, access node equipment, Bay routing equipment and other equipment of material value which may constitute fixtures from time to time is and will be located only at (a) the specific locations which are described as locations for such types of Equipment on Schedule 1 hereto or (b) subject to the requirements of this Agreement, such other locations as may be expressly identified by Debtor from time to time as locations for such types of Equipment, which identification shall be set forth in a written notice given by Debtor to Secured Party at least 30 days prior to the date upon which any such Equipment is located at such location. Debtor has exclusive possession and control of its Inventory and Equipment. None of the Inventory (other than Inventory in transit as to which all Documents evidencing such Inventory have been delivered to Secured Party) or Equipment (other than vehicles) of Debtor is evidenced by a Document (including, without limitation, a negotiable document of title). All Instruments, Chattel Paper and Security Certificates of Debtor have been delivered to Secured Party.

        Section 3.6 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2, the filing of a Patent Security Agreement (if any) and a Trademark Security Agreement (if any) with the United States Patent and Trademark Office, the filing of a Copyright Security Agreement (if any) with the United States Copyright Office, and upon Secured Party's obtaining possession of the Pledged Shares and all other Instruments, Chattel Paper and Security Certificates of Debtor, the security interest in favor of Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral (except for (a) vehicles covered by certificates of title, and (b) other Property excluded from the application of Article or Chapter 9 of the UCC by Section 9-104 of the UCC), subject to no equal or prior Liens except for those Liens (if any) which constitute Permitted Liens and are permitted by the Credit Agreement to have equal or greater priority.

        Section 3.7 Inventory. All production (if any) and purchase of Inventory by Debtor has been in compliance with all requirements of the Fair Labor Standards Act.

        Section 3.8  Intellectual Property.

               (a) All of the Intellectual Property is subsisting, valid and enforceable. The information contained on Schedule 3 hereto is true, correct and complete. All Intellectual Property existing on the date hereof is identified on Schedule 3 hereto.

               (b) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property free and clear of any Liens, including, without limitation, any pledges, assignments, licenses, user agreements and covenants by Debtor not to sue third Persons, other than Permitted Liens.

               (c) No claim has been made that the use of any of the Intellectual Property violates or may violate the rights of any third Person.

               (d) Each of the Patents and Trademarks identified on Schedule 3 hereto has been properly registered with the United States Patent and Trademark Office and each of the Copyrights identified on Schedule 3 hereto has been properly registered with the United States Copyright Office.

        Section 3.9  Pledged Shares and Instruments.

               (a) The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership or partnership interests have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof. To the best knowledge of Debtor, the Instruments have been duly authorized and validly issued and constitute legal and enforceable indebtedness of the makers or issuers thereof.

               (b) Debtor is the legal and beneficial owner of the Pledged Shares and the Instruments, free and clear of any Lien (other than the Lien created by this Agreement), and Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares or the Instruments.

               (c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding Capital Stock of the issuers thereof indicated on Schedule 4, as such Schedule 4 may from time to time be supplemented, amended or modified.

        Section 3.10 Investment Property. As of the Closing Date, Schedule 5 contains a complete and accurate description of all Investment Property owned by Debtor.

        Section 3.11 Common Enterprise. Borrower, Debtor and each Subsidiary of Borrower are members of an affiliated group and are engaged in a common enterprise, and the expertise and efforts each such Person support and benefit the other members of such affiliated group. Debtor expects to derive substantial benefit (and Debtor may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans and the other transactions contemplated by the Credit Agreement, both in its separate capacity and as a member of an affiliated and integrated group. Debtor will receive reasonably equivalent value in exchange for the Collateral being provided by it pursuant to the Loan Documents to which it is a party as security for the payment and performance of the Obligations.

                                    ARTICLE 4

                                    Covenants

        Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full, the obligations of Secured Party under the Loan Documents and all Commitments of the Lenders have expired or have been terminated:

        Section 4.1 Encumbrances. Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral except for those Permitted Liens (if any) which are permitted to attach to the Collateral in accordance with the Credit Agreement, and shall defend Debtor's rights in the Collateral and Secured Party's pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.

        Section 4.2 Modification of Accounts. Debtor shall, in accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. Without the prior written consent of Secured Party, Debtor shall not, other than in the ordinary course of business and pursuant to customary business practices in Debtor's industry, (a) grant any extension of time for any payment with respect to any of the Accounts, (b) compromise, compound or settle any of the Accounts for less than the full amount thereof,
(c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade discounts granted in the ordinary course of business, or (e) release any Lien or Guarantee securing any Account.

        Section 4.3 Disposition of Collateral. Except as expressly permitted by the terms of the Credit Agreement, Debtor shall not sell, lease, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, the Collateral or any part thereof without the prior written consent of Secured Party.

        Section 4.4 Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, and, to the extent any of the Collateral at any time constitutes Investment Property, then Debtor shall cause Secured Party to obtain "control," as defined in Article or Chapter 8 of the UCC, of such Collateral in one (or more, if Secured Party reasonably so requests) of the manners prescribed in
Section 8-106 of the UCC. Debtor and Secured Party agree that the grant of the security interest in the Investment Property pursuant to this Agreement shall have the effect of a delivery of such securities to Secured Party pursuant to
Section 8-301 of the UCC, and the effect of a taking of delivery by Secured Party of such Collateral in accordance with Section 8-302 of the UCC. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens, Debtor agrees to defend the title to the Collateral and the Lien thereon of Secured Party against the claim of any other Person and to maintain and preserve such Lien. Without limiting the generality of the foregoing, Debtor shall (a) execute and deliver to Secured Party such financing statements as Secured Party may from time to time require; (b) deliver and pledge to Secured Party all Documents (including, without limitation, all documents of title) evidencing Inventory or Equipment (except for certificates of title covering vehicles) and cause Secured Party to be named as lienholder on all such Documents; (c) deliver and pledge to Secured Party all Instruments and Chattel Paper of Debtor with any necessary endorsements; and (d) execute and deliver to Secured Party such other agreements, documents and instruments as Secured Party may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Loan Documents. Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

        Section 4.5 Insurance. Debtor shall maintain insurance in the types and amounts, and under the terms and conditions, specified in Section 8.5 of the Credit Agreement. Recoveries under any such policy of insurance shall be paid as provided in the Credit Agreement.

        Section 4.6 Bailees. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee or any of Debtor's agents or processors, Debtor shall, at the request of Secured Party, notify such warehouseman, bailee, agent or processor of the security interest created hereunder and shall instruct such Person to hold such Collateral for Secured Party's account subject to Secured Party's instructions.

        Section 4.7 Inspection Rights. Debtor shall permit Secured Party and its representatives to examine, inspect and audit the Collateral and to examine, inspect and audit Debtor's books and records at any reasonable time, and as the Secured Party may desire. Secured Party may at any time and from time to time contact account debtors to verify the existence, amounts and terms of the Accounts.

        Section 4.8 Mortgagee and Landlord Waivers or Subordinations. Subject to the provisions of the Credit Agreement, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Secured Party by which such mortgagee or landlord waives or subordinates its rights, if any, in any of the Collateral.

        Section 4.9 Corporate Changes. Debtor shall not change its name, identity or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or appropriate by Secured Party to protect its Liens and the perfection and priority thereof. Debtor shall not change its principal place of business, chief executive office or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or appropriate by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

        Section 4.10 Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with GAAP. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. To the extent required by Section 4.4 of this Agreement, Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

        Section 4.11 Equipment and Inventory.

               (a) Debtor shall keep the Equipment (other than vehicles) and Inventory (other than Inventory in transit) at the locations specified on Schedule 1 hereto or at such other places within the U.S. where all action required to perfect Secured Party's security interest in the Equipment and Inventory with the priority required by this Agreement shall have been taken; provided that if any Equipment (other than vehicles) or Inventory (other than Inventory in transit) is being relocated to any jurisdiction where the security interest of Secured Party under this Agreement has not been previously perfected, then in such case Debtor shall deliver prompt (and in any event within not less than thirty (30) days) notice thereof to Secured Party.

               (b) Debtor shall maintain the Equipment and Inventory in good condition and repair (ordinary wear and tear of the Equipment excepted). Debtor shall not permit any waste or destruction of the Equipment or Inventory or any part thereof. Debtor shall not permit the Equipment or Inventory to be used in violation of any law, rule or regulation or the terms of any policy of insurance. Debtor shall not use or permit any of the Equipment or Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

               (c) Debtor shall comply with all requirements of the Fair Labor Standards Act in producing or purchasing Inventory.

               (d) Within forty-five (45) days of the end of each of Debtor's fiscal quarters, Debtor shall provide Secured Party with a report setting forth in reasonable detail any change during such preceding fiscal quarter of the location of any Equipment or Inventory (unless such location is one of the locations already specified on Schedule 1 hereto).

        Section 4.12 Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

        Section 4.13 Notification. Debtor shall promptly notify Secured Party of
(a) any Lien, encumbrance or claim (other than Permitted Liens) that has attached to or been made or asserted against any of the Collateral, (b) any material change in any of the Collateral, including, without limitation, any material damage to or loss of Collateral, and (c) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could have a material adverse effect on the Collateral or the security interest created hereunder.

        Section 4.14 Collection of Accounts. Debtor shall cause all collections of Accounts and sales of Inventory to be conducted in compliance with the terms of the Credit Agreement. In addition all cash proceeds (including, without limitation, all Proceeds of Collateral) shall be deposited directly, as received, into a collection account of Debtor and, on a daily basis after such deposit, transferred into a concentration account as required under Section 8.13(b) of the Credit Agreement. Debtor agrees that all Proceeds of Collateral deposited in any collection account or concentration account shall at all times continue to be Collateral under the terms of this Agreement.

        Section 4.15 Intellectual Property. Except with the written consent of Secured Party:

               (a) Debtor shall prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending;

               (b) Debtor shall make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks other than any immaterial Patents, Trademarks and Copyrights which are not useful in Debtor's business;

               (c) Debtor shall preserve and maintain all of its rights in the Intellectual Property and shall protect the Intellectual Property from infringement, unfair competition, cancellation or dilution by all appropriate action, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property;

               (d) Debtor shall not abandon any of the Intellectual Property except for any immaterial Intellectual Property which is not useful in Debtor's business;

               (e) Debtor shall not sell or assign any of its interest in, or grant any license under (except as permitted by Section 5.5), any of the Intellectual Property and shall maintain the quality of any and all products and services with respect to which the Intellectual Property is used. Debtor shall not enter into any agreement regarding Intellectual Property, including, but not limited to, any licensing agreement not permitted by Section 5.5, that is or may be inconsistent with Debtor's obligations under this Agreement or any of the other Loan Documents;

               (f) If Debtor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3 hereto, Debtor shall give Secured Party prompt written notice thereof and the provisions of this Agreement shall automatically apply thereto and Debtor hereby authorizes Secured Party to modify or update Schedule 3 hereto to include any such new Intellectual Property;

               (g) Upon the occurrence of any event that would require any addition to or modification of Schedule 3 hereto or upon the request of Secured Party, Debtor shall furnish to Secured Party statements and schedules further identifying the Intellectual Property and such other items in connection with the Intellectual Property as Secured Party may request. Promptly upon the request of Secured Party, Debtor shall modify this Agreement by amending Schedule 3 hereto to include any Intellectual Property that becomes part of the Collateral;

               (h) If an Event of Default shall have occurred and be continuing, Debtor shall use its best efforts to obtain any consents, waivers or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property; and

               (i) Debtor shall, at the request of Secured Party, execute and deliver to Secured Party a Copyright Security Agreement, a Patent Security Agreement, a Trademark Security Agreement and all other agreements, documents, instruments and other items as may be necessary for Secured Party to file such agreements with the United States Copyright Office, the United States Patent and Trademark Office and any similar domestic or foreign office, department or agency. Debtor will, at any time and from time to time upon the request of Secured Party, execute and deliver to Secured Party all such other agreements, documents, instruments and other items as may be necessary or appropriate for Secured Party to create and perfect its security interest in the Intellectual Property and to make all appropriate filings with respect thereto.

        Section 4.16  Voting Rights, Distributions, Etc..

               (a) So long as no Default or Event of Default shall have occurred and be continuing:

                      (i) Debtor shall be entitled to exercise any and all
               voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any of the Pledged Collateral) pertaining to any of the Pledged Collateral or any part thereof; provided, however, that without the prior written consent of Secured Party, no vote shall be cast or consent, waiver or ratification given or action taken which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify or waive any term, provision or condition of the certificate of incorporation, by-laws, certificate of formation, operating agreement, or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any Collateral; and provided further that Debtor shall give Secured Party at least five (5) Business Days' prior written notice in the form of an officer's certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof; and

                      (ii) Unless a Default or an Event of Default shall have
               occurred and be continuing, Debtor shall be entitled to receive and retain any and all dividends and interest paid in respect of any of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all

                           (A) Restricted Payments paid or payable in
                      violation of Section 9.4 of the Credit Agreement,

                           (B) Restricted Payments paid or payable other than
                      in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                           (C) Restricted Payments hereafter paid or payable
                      in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (D) cash paid, payable or otherwise distributed in
                      redemption of, or in exchange for, any Collateral,

        shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement). All amounts (other than amounts described in clauses (ii)(A-D) above) received by Secured Party in respect of any Pledged Collateral shall be either (1) promptly released to Debtor, so long as no Default or Event of Default shall have occurred and be continuing or (2) if any Default or Event of Default shall have occurred and be continuing, held by Secured Party and (if an Event of Default shall have occurred and be continuing) applied as provided by the Credit Agreement. During the continuance of any Default, any dividends, interest or other distributions (whether in cash, securities, property or otherwise) received by Debtor with respect to any Pledged Collateral shall be held by Debtor in trust for the benefit of Secured Party and, upon the request of Secured Party, shall be delivered promptly to Secured Party to hold as Collateral or shall be applied by Secured Party toward payment of the Obligations, as Secured Party may in its discretion determine. If such Default is waived or cured to the satisfaction of Secured Party, any such distributions (except those of the types described in clauses (ii)(A-D) above) shall be returned promptly to Debtor (provided that no other Default or Event of Default exists). If such Default remains uncured and becomes an Event of Default, any such distributions will be applied by Secured Party as provided in the Credit Agreement.

               (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

                   (i) Secured Party may, without notice to Debtor, transfer
               or register in the name of Secured Party or any of its nominees any or all of the Collateral described in Section 2.1(k) or
               Section 2.1(l), the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of Debtor with respect thereto (collectively, the "Pledged Collateral") held by Secured Party hereunder, and Secured Party or its nominee may thereafter, after delivery of notice to Debtor, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options, and neither Secured Party nor any Lender shall be responsible for any failure to do so or delay in so doing.

                      (ii) All rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 4.16(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to subsection 4.16(a)(ii) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions.

                      (iii) All dividends, interest and other distributions
               which are received by Debtor contrary to the provisions of this subsection 4.16(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

                      (iv) Debtor shall execute and deliver (or cause to be
               executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection 4.16(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this subsection 4.16(b). The foregoing shall not in any way limit Secured Party's power and authority granted pursuant to Section 5.1.

        Section 4.17  Transfers and Other Liens; Additional Investments.

               (a) Except as may be expressly permitted by the terms of the Credit Agreement, Debtor shall not grant any option with respect to, exchange, sell or otherwise dispose of any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral except for the Liens created hereby.

               (b) Debtor agrees that it will (i) cause each issuer of any of the Pledged Collateral not to issue any Capital Stock, notes or other securities or instruments in addition to or in substitution for any of the Pledged Collateral, except, with the written consent of Secured Party, to Debtor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such Capital Stock, notes or other securities or instruments, and (iii) promptly (and in any event within three Business Days) deliver to Secured Party an Amendment, duly executed by Debtor, in substantially the form of Exhibit D (an "Amendment"), in respect of such Capital Stock, notes or other securities or instruments, together with all certificates, notes or other securities or instruments representing or evidencing the same. Debtor hereby (i) authorizes Secured Party to attach each Amendment to this Agreement, (ii) agrees that all such Capital Stock, notes or other securities or instruments listed on any Amendment delivered to Secured Party shall for all purposes hereunder constitute Pledged Collateral, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Article III with respect to such Pledged Collateral.

        Section 4.18 Possession; Reasonable Care. Regardless of whether a Default or an Event of Default has occurred or is continuing, Secured Party shall have the right to hold in its possession all Instruments, Chattel Paper and Pledged Collateral pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. Secured Party may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be Debtor or an Affiliate of Debtor) to hold physical custody, for the account of Secured Party, of any or all of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and during the continuation of an Event of Default, Secured Party shall be entitled to take possession of the Collateral.

        Section 4.19 Acknowledgment of Collateral Assignment of Deposit Accounts. Debtor shall deliver to Secured Party, concurrently with the execution hereof and at any time as Secured Party may request hereafter, acknowledgment by each financial institution in which any Deposit Account is held or maintained that the collateral assignment of such Deposit Account has been recorded in the books and records of such financial institution, and that Secured Party shall have dominion and control over such Deposit Account, such acknowledgment to be in form and substance satisfactory to Secured Party.

        Section 4.20 Statement of Account for Deposit Accounts. Debtor shall, from time to time upon written request of Secured Party, provide to Secured Party a copy of each statement of account for any Deposit Account received by Debtor from the financial institution in which a Deposit Account is held or maintained. At Secured Party's request, Debtor will use its reasonable efforts to make such arrangements as are reasonably necessary in order to enable Secured Party to access such information by inquiry of an officer or other representative of any such financial institution or via any automated information system which may be maintained by such financial institution.

                                    ARTICLE 5

                             Rights of Secured Party

        Section 5.1 Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured

Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and from time to time thereafter, without notice to or the consent of Debtor:

               (a) to demand, sue for, collect or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

               (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

               (c) to notify post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open and dispose of mail addressed to Debtor;

               (d) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral;
        (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral;
        (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property; (xi) to endorse Debtor's name on all applications, documents, papers and instruments necessary or desirable in order for Secured Party to use any of the Intellectual Property; (xii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including, without limitation, claims under any policy of insurance); and (xiii) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain or realize upon the Collateral and Secured Party's security interest therein.

        This power of attorney is a power coupled with an interest and shall be irrevocable until this Agreement is terminated in accordance with its terms. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

        Section 5.2 Set-off. Each of Secured Party and the Lenders shall have the right to set-off and apply against the Obligations, at any time and without notice to Debtor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from any of Secured Party or the Lenders to Debtor whether or not the Obligations are then due. The rights and remedies of Secured Party and the Lenders hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Secured Party and the Lenders may have.

        Section 5.3 Assignment by Secured Party. In accordance with the provisions of the Credit Agreement, any of Secured Party and the Lenders may at any time assign or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Obligations), in connection with an assignment of the Obligations, to any other Person, and such other Person shall thereupon become vested with all the benefits thereof granted to Secured Party and the Lenders, respectively, herein or otherwise.

        Section 5.4 Performance by Secured Party. If Debtor shall fail to perform any covenant or agreement contained in this Agreement, Secured Party may perform or attempt to perform such covenant or agreement on behalf of Debtor. In such event, Debtor shall, at the request of Secured Party, promptly pay any amount expended by Secured Party in connection with such performance or attempted performance to Secured Party, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

        Section 5.5 License. If no Event of Default shall have occurred and be continuing, Debtor shall have the exclusive, non-transferrable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration. Debtor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted under this Section 5.5 without the prior written consent of Secured Party.

        Section 5.6 Change of Depository. In the event of the termination by any financial institution in which any Deposit Account is maintained of any agreement with or for the benefit of Secured Party, or if any such financial institution shall fail to comply with any provisions of any such agreement or any instructions of Secured Party in accordance with any such agreement or this Agreement, or if Secured Party determines in its sole discretion that the financial condition of any such financial institution has materially deteriorated, Debtor agrees to transfer the affected Deposit Account(s) to another financial institution acceptable to Secured Party and cause such substitute financial institution to execute such agreements as Secured Party may require, in form and substance acceptable to Secured Party, to ensure that Secured Party has a perfected, first priority collateral assignment of or security interest in the Deposit Account(s) held with such substitute financial institution. If any affected Deposit Account is a lockbox account, Debtor agrees to notify its account debtors promptly to remit all payments which were being sent to the terminated Deposit Account directly to the substitute Deposit Account.

        Section 5.7 Collection of Deposit Accounts. Upon written demand from Secured Party to any financial institution in which any of the Deposit Accounts are maintained, each such financial institution is hereby authorized and directed by Debtor to make payment directly to Secured Party of the funds in or credited to the Deposit Accounts, or such part thereof as Secured Party may request, and each such financial institution shall be fully protected in relying upon the written statement of Secured Party that the Deposit Accounts are at the time of such demand assigned hereunder and that Secured Party is entitled to payment of the Obligations therefrom. Secured Party's receipt for sums paid it pursuant to such demand shall be a full and complete release, discharge and acquittance to the depository or other financial institution making such payment to the extent of the amount so paid. Debtor hereby authorizes Secured Party, upon (a) Debtor's failure to make payment of any of the Obligations, or any part thereof, or (b) any acceleration of the maturity of the Obligations upon the occurrence of any Event of Default, each as provided in the Credit Agreement, including, without limitation pursuant to Section 10.1(a) or Section 10.2(a) of the Credit Agreement, (i) to withdraw, collect and receipt for any and all funds, securities or other investments on deposit in or payable on the Deposit Accounts, (ii) on behalf of Debtor to endorse the name of Debtor upon any checks, drafts or other instruments payable to Debtor evidencing payment on the Deposit Accounts, and (iii) to surrender or present for notation of withdrawal the passbook, certificate or other documents issued to Debtor in connection with the Deposit Accounts. No power granted herein to Secured Party by Debtor shall terminate upon any disability of Debtor.

                                    ARTICLE 6

                                     Default

        Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies (subject to Section 6.3):

               (a) In addition to all other rights and remedies granted to Secured Party in this Agreement or in any other Loan Document or by applicable law, Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all expenses of retaking, holding, preparing for sale or the like, and all attorneys' fees, legal expenses and other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations in such order as Secured Party shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

               (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

               (c) Secured Party may exercise any and all rights and remedies of Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

               (d) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

               (e) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

               (f) For purposes of enabling Secured Party to exercise its rights and remedies under this Section 6.1 and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of Secured Party.

               (g) Secured Party may require that Debtor assign all of its right, title and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party.

        Section 6.2 Registration Rights, Private Sales, Etc.

               (a) If Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, Debtor agrees that, upon the request of Secured Party (which request may be made by Secured Party in its sole discretion), Debtor will, at its own expense:

                    (i) execute and deliver, and cause each issuer of any of
               the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such agreements, documents and instruments, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act (as hereinafter defined) and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                    (ii) use its best efforts to qualify such Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Collateral, as requested by Secured Party;

                    (iii) cause each such issuer to make available to its
               security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                    (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law; and

                    (v) bear all reasonable costs and expenses, including
               reasonable attorneys' fees, of carrying out its obligations under this Section 6.2.

               (b) Debtor recognizes that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended from time to time (the "Securities Act") and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Neither Secured Party nor the Lenders shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

               (c) Debtor further agrees to do or cause to be done, to the extent that Debtor may do so under applicable law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtor's expense. Debtor further agrees that a breach of any of the covenants contained in this Section
        6.2 will cause irreparable injury to Secured Party and the Lenders and that Secured Party and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6.2 shall be specifically enforceable against Debtor, and Debtor hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) Debtor's failure to perform such covenants will not cause irreparable injury to Secured Party and the Lenders or (ii) Secured Party and the Lenders have an adequate remedy at law in respect of such breach. Debtor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Secured Party and the Lenders by reason of a breach of any of the covenants contained in this Section 6.2 and, consequently, agrees that, if Debtor shall breach any of such covenants and Secured Party or any Lender shall sue for damages for such breach, Debtor shall pay to Secured Party or such Lender, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral on the date Secured Party or such Lender shall demand compliance with this Section 6.2.

               (d) DEBTOR HEREBY AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS SECURED PARTY AND THE LENDERS AND ANY CONTROLLING PERSONS THEREOF WITHIN THE MEANING OF THE SECURITIES ACT FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) ARISING UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, ANY APPLICABLE STATE SECURITIES STATUTE, OR AT COMMON LAW, OR PURSUANT TO ANY OTHER APPLICABLE LAW IN CONNECTION WITH THE SALE OF ANY SECURITIES OR THE EXERCISE OF ANY OTHER RIGHT OR REMEDY OF SECURED PARTY, INSOFAR AS SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT MADE IN CONNECTION WITH THE SALE OR PROPOSED SALE OF ANY PART OF THE COLLATERAL, OR ARISES OUT OF, OR IS BASED UPON, THE OMISSION OR ALLEGED OMISSION TO STATE A MATERIAL FACT REQUIRED TO BE STATED IN CONNECTION THEREWITH OR NECESSARY

        TO MAKE THE STATEMENTS MADE NOT MISLEADING; PROVIDED, HOWEVER, THAT DEBTOR SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO DEBTOR BY SECURED PARTY OR SUCH LENDER SPECIFICALLY FOR INCLUSION IN CONNECTION THEREWITH. THE FOREGOING INDEMNITY AGREEMENT IS IN ADDITION TO ANY INDEBTEDNESS, LIABILITY OR OBLIGATION THAT DEBTOR MAY OTHERWISE HAVE TO SECURED PARTY OR ANY SUCH LENDER OR ANY SUCH CONTROLLING PERSON.

        Section 6.3 Compliance with Laws. Notwithstanding anything to the contrary contained in any Loan Document or in any other agreement, instrument or document executed by Debtor and delivered to Secured Party, Secured Party will not take any action pursuant to this Agreement or any document referred to herein which would constitute or result in any assignment of any FCC license or any change of control (whether de jure or de facto) of Debtor if such assignment of any FCC license or change of control would require, under then existing law, the prior approval of the FCC or any other Governmental Authority without first obtaining such prior approval of the FCC or other Governmental Authority. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, subject to the terms and conditions of this Agreement, Debtor agrees to take any action which Secured Party may reasonably request in order to obtain from the FCC or such other Governmental Authority such approval as may be necessary to enable Secured Party to exercise and enjoy the full rights and benefits granted to Secured Party by this Agreement and the other documents referred to above, including specifically, at the cost and expense of Debtor, the use of reasonable efforts to assist in obtaining approval of the FCC or such other Governmental Authority for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC or such other Governmental Authority the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's or such other Governmental Authority's rules and regulations for approval of (a) any sale or other disposition of the Collateral by or on behalf of Secured Party, or
(b) any assumption by Secured Party of voting rights in the Collateral effected in accordance with the terms of this Agreement.

                                    ARTICLE 7

                                  Miscellaneous

        Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

        Section 7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors and permitted assigns, except that Debtor may not assign any of its rights, indebtedness, liabilities or obligations under this Agreement without the prior written consent of Secured Party.

        Section 7.3 Entire Agreement; Amendment . THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto, except as provided in Section 4.15(g).

        Section 7.4 Notices. All notices and other communications provided for in this Agreement shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section 7.4. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or when personally delivered or, in the case of a mailed notice, three
(3) Business Days after deposit in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Secured Party shall be deemed given when received by Secured Party.

        Section 7.5 Governing Law; Submission to Jurisdiction; Service of Process. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN THE CREDIT AGREEMENT, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND EACH OF THE PARTIES HERETO CHOOSES THE LAWS OF THE STATE OF NEW YORK TO GOVERN THIS

AGREEMENT PURSUANT TO N.Y. GEN. OBLIG. LAW SECTION 5-1401 (CONSOL. 1995) AND APPLICABLE LAWS OF THE U.S. DEBTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, (2) ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, (3) THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND (4) ANY TEXAS STATE COURT SITTING IN DALLAS, COUNTY, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. DEBTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO DEBTOR AT ITS ADDRESS FOR NOTICES SET FORTH UNDERNEATH ITS SIGNATURE HERETO. DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 7.6 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

        Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

        Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 7.9 Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

        Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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


        Section 7.11 Construction. Debtor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Debtor and Secured Party.

        Section 7.12 Termination. If all of the Obligations shall have been paid and performed in full and all Commitments of the Lenders shall have expired or terminated, Secured Party shall, upon the written request of Debtor, execute and deliver to Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

        Section 7.13 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

        Section 7.14 Amendment and Restatement. This Agreement shall constitute an amendment and restatement of all, but not an extinguishment, discharge, satisfaction or novation of any, indebtedness, liabilities and/or obligations (including, without limitation, the "Obligations" as such term is defined in the Original Security Agreement) of Debtor under the Original Security Agreement. All Liens created under and/or evidenced by the Original Security Agreement shall continue to be created under and/or evidenced by this Agreement, with the same perfection and priority under this Agreement as existed under the Original Security Agreement.


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

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                             DEBTOR:

                             NET2000 SUBSIDIARY



                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                  --------------------------------------

                             Address for Notices:
                             Net2000 Subsidiary
                             2195 Fox Mill Road
                             Herndon, Virginia 20171
                             Fax No.:       (703) 561-5006
                             Telephone No.: (703) 561-5406
                             Attention:    Donald E. Clarke
                                           Chief Financial Officer and Treasurer

                                    SECURED PARTY:

                                    NORTEL NETWORKS INC.,
                                    as Administrative Agent

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                    Address for Notices:
                                    Nortel Networks Inc.
                                    8 Federal Street
                                    Billerica, Massachusetts 01821
                                    Attention:    Vice President, Finance
                                                  Carrier Packet Solutions
                                    Telecopy No.:   (978) 916-4755
                                    Telephone No.: (978) 916-1751

                                    and

                                    Nortel Networks Inc.
                                    GMS 991 15 A40
                                    2221 Lakeside Boulevard
                                    Richardson, Texas 75082-4399
                                    Attention:    Vice President - Customer
                                                  Finance North America
                                    Telecopy No.:   (972) 684-3679
                                    Telephone No.: (972) 684-2271

                                    and

                                    Nortel Networks Inc.
                                    P.O. Box 833858
                                    Richardson, Texas  75083-3858
                                    Mail Stop 04D/02/A40
                                    Attention:    Kimberly Poe,
                                                  Loan Administration
                                    Telecopy No.:     (972) 684-3808
                                    Telephone No.:   (972) 684-7687




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